Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Array BioPharma Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333‑220443, 333-206525, and 333-189048) on Form S-3, and (Nos. 333-206522, 333-186383, 333-178168, 333-171361, 333-163138, 333-158624, 333-155219, 333-139450, 333-132205, 333-100955, and 333-51348) on Form S-8 of Array BioPharma Inc. of our reports dated August 14, 2018, with respect to the consolidated balance sheets of Array BioPharma Inc. as of June 30, 2018 and 2017, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended June 30, 2018, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of June 30, 2018 which reports appear in the June 30, 2018 annual report on Form 10‑K of Array BioPharma Inc.

/s/ KPMG LLP

Denver, Colorado
August 14, 2018